SOURCE:  Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces The Signing Of Internet Business International, Inc. As New Client

ST. PETERSBURG, Fla., Dec 15 /PRNewswire/ -- Internet Stock Market Resources, Inc. (OTC Bulletin Board: ISMR) is announcing the addition of Internet Business International, Inc. (OTC Bulletin Board: IBUI ) to its listed member organization.

Internet Business Intenational, Inc has been engaged in the development, operation and marketing of a number of commercial internet web sites. Internet Business International, Inc. is an internet company that offers a branded network of comprehensive information, communication and shopping (auction) web sites, using technology which it has either developed itself, or for which it has acquired licenses.

To receive investor information please contact: Albert Reda (949) 833-0261. For online investor information go to http://www.internetstockmarket.com/corpprof/i/ibui.html

To receive updates on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to Internet Business International, Inc., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com
Web Site: http://www.internetstockmarket.com

SAFE HARBOR -- Statements in this news release may contain forward-looking information within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, and as contemplated under the Private Securities Litigation Reform Act of 1955, and are subject to the safe harbor created by those sections. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of Internet Stock Market Resources, Inc. and Internet Business International Inc. are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.